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                                                                    EXHIBIT 2.2



                   AGREEMENT AND PLAN OF CORPORATE SEPARATION

         This is an Agreement and Plan of Corporate Separation (this "Agreement") dated as of the Effective Date (as defined below), among (a) KFC National Purchasing Cooperative, Inc. (the "KFC Cooperative"), (b) the members of the KFC Cooperative who are the holders of the KFC Cooperative's Series O and P membership common stock ("KFC Cooperative Membership Stock") that sign the Signature Page and Letter of Transmittal (the "Signature Page") attached to this Agreement and tender their stock certificates representing shares of KFC Cooperative Membership Stock and KFC Cooperative store common stock ("KFC Cooperative Store Common Stock") as provided below (the "Tendering Members"), and (c) Taco Bell National Purchasing Coop, Inc. (the "Subsidiary"), a new corporation organized by the KFC Cooperative under the General Corporation Law of the State of Delaware.

                                    RECITALS

         A. The KFC Cooperative was incorporated on September 5, 1978. The KFC Cooperative is, and since 1980 has been, actively engaged in the business of operating a purchasing cooperative on behalf of and for the benefit of Kentucky Fried Chicken retail operators. In November 1992, the KFC Cooperative amended its certificate of incorporation and bylaws to provide for membership in the KFC Cooperative by the owners and operators of Taco Bell retail outlets and since then has been actively engaged in the business of operating a purchasing cooperative on behalf of and for the benefit of Taco Bell retail operators.

         B. There are currently 94 shares of KFC Cooperative Membership Stock (Series O and P) and 759 shares of KFC Cooperative Store Common Stock issued and outstanding and owned of record by owners and operators of Taco Bell retail outlets ("Taco Bell Members").

         C. For the purposes of the transactions contemplated hereby, the KFC Cooperative has identified certain assets (the "Taco Bell Assets") and liabilities (the "Taco Bell Liabilities") of the KFC Cooperative that relate specifically to the KFC Cooperative's Taco Bell operations, including, but not limited to, Taco Bell product inventory and equipment, records of Taco Bell operations, miscellaneous Taco Bell supplies and signs, purchase commitment liabilities, intercompany liabilities attributable to accounts payable and other liabilities related to Taco Bell operations paid or assumed by the KFC Cooperative (the "Intercompany Liability"), and stockholders' equity related to the KFC Cooperative's Taco Bell operations, which equity represents: (i) the amount paid for KFC Cooperative Membership Common Stock and KFC Cooperative Store Common Stock by Taco Bell Members and (ii) retained earnings attributable to the KFC Cooperative's Taco Bell operations on the basis of the past patronage of Taco Bell Members with the KFC Cooperative. The Subsidiary's obligation to reimburse the KFC Cooperative for the Intercompany Liability is reflected in the Promissory Note (the "Promissory Note") executed by the Subsidiary at the time of the final calculation of the Intercompany Liability in substantially the form attached hereto as Exhibit A. The Subsidiary's obligation is secured by security interests granted by the Subsidiary to the KFC Cooperative pursuant to the Security Agreement of even date herewith in the form attached hereto as Exhibit B. The Taco Bell Assets and Taco Bell Liabilities as of July 31, 1998, are reflected in the pro forma balance sheet prepared as of July 31, 1998, set forth in the Tender Offer dated January 28, 1999 circulated to all Taco Bell Members (the "Subsidiary Pro Forma Balance Sheet").

         D. As a step within a larger integrated transaction, the KFC Cooperative and the Taco


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Bell Members desire to effect a division of the business of the KFC Cooperative by transferring all of the Taco Bell Assets (except for an amount of cash [the "Excluded Assets"] equal to the sum of $10 for each share of KFC Cooperative Membership Stock and $400 for each share of KFC Cooperative Store Common Stock, in each case, owned by Taco Bell Members who do not sign the Signature Page attached to this Agreement and tender their stock certificates representing their KFC Cooperative Membership Stock and KFC Cooperative Store Common Stock as provided herein ["Non-Tendering Members"]) and Taco Bell Liabilities, to the Subsidiary in exchange for the original issue of one share of the Subsidiary's membership common stock ("Subsidiary Membership Stock") for each Tendering Member's share of KFC Cooperative Membership Stock and one share of the Subsidiary's store common stock ("Subsidiary Store Common Stock") for each share of KFC Cooperative Store Common Stock owned by each Tendering Member (collectively, the "Subsidiary Shares"), which shall initially constitute all of the outstanding capital stock of the Subsidiary except for the one temporary share of the Subsidiary's Membership Common Stock issued to the KFC Cooperative pursuant to the terms of a Stock Subscription and Repurchase Agreement, which share will be redeemed at the subscription cost concurrently with the consummation of the transactions contemplated in this Agreement.

         E. In completion of this integrated transaction, the KFC Cooperative and the Tendering Members further desire to effect the transfer of all of the Subsidiary Shares to the Tendering Members, the Subsidiary Shares having previously been (but concurrently herewith) acquired by the KFC Cooperative in the manner described above, in exchange for the surrender by the Tendering Members of all of their shares of KFC Cooperative Membership Stock and KFC Cooperative Store Common Stock to the KFC Cooperative in a transaction intended to qualify as a tax-free split off under Section 355 of the Internal Revenue Code of 1986, as amended (hereinafter referred to as the "IRC"), all in accordance with the terms and conditions set forth herein.

         F. Immediately thereafter, but concurrently herewith, the Subsidiary will accept certain subscriptions (the "Other Subscriptions") for Taco Bell Membership Common Stock and Taco Bell Store Common Stock from owner/operators of Taco Bell retail outlets including Taco Bell Corp., which subscriptions are reflected on the Subsidiary Pro Forma Balance Sheet.

         G. At the time of the consummation of the transactions contemplated herein, the KFC Cooperative, the Subsidiary, and Pizza Hut National Purchasing Coop, Inc. (collectively, the "Concept Coops"), shall each become members of the Unified FoodService Purchasing Coop, LLC, a Kentucky limited liability company (the "Unified Coop"). The Unified Coop shall be formed for the purposes of conducting purchasing programs for the Concept Coops and combining the purchasing volume for food, packaging, supplies, equipment, and other products and services used, sold, or consumed by operators of KFC, Taco Bell, and Pizza Hut concept restaurants and outlets in order to achieve the lowest possible store delivered costs for restaurant operators. To achieve the lowest possible store delivered costs, the Unified Coop shall manage and operate purchasing programs for each of the Concept Coops consistent with the terms of management agreements between the Unified Coop and each Concept Coop. Pursuant to these management agreements, the KFC Cooperative shall conduct a purchasing program for its stockholder members through the Unified Coop, and the Subsidiary shall conduct a purchasing program for its stockholder members through the Unified Coop. The parties are entering into this Agreement in order to achieve the lowest possible store delivered costs for both the Taco Bell Members and the owners and operators of KFC retail outlets who are stockholder members of the KFC Cooperative (the "KFC Members"), as both the KFC Cooperative and the Subsidiary shall be members of the Unified Coop. Moreover,


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the parties are entering into this Agreement so that the Taco Bell Members will be members of a Concept Coop in which only Taco Bell franchisees are members and the KFC Members will be members of a Concept Coop in which only KFC franchisees are members. As the needs and requirements of KFC franchisees and Taco Bell franchisees may differ, splitting off the Taco Bell Members into a separate entity will allow the Subsidiary and the KFC Cooperative to be responsive to the different needs and requirements of the Taco Bell franchisees and KFC franchisees respectively.

         H. At the time of the consummation of the transactions contemplated herein, the KFC Cooperative and the Subsidiary shall enter into a Continuing Services Agreement (the "Service Agreement"). Under the terms of the Service Agreement, the Subsidiary shall have the right to receive from the KFC Cooperative or its designee, the Unified Coop, certain resources and assets (the "Resources") of the KFC Cooperative or its designee, the Unified Coop, not included as part of the Taco Bell Assets, which may be attributable to the Subsidiary's business and which the Subsidiary may need to operate its business. The transfer of the Resources shall only occur if the KFC Cooperative and the Subsidiary determine that the transfer has become necessary for the operation of the Subsidiary's business. The Resources which may be transferred from the KFC Cooperative to the Subsidiary shall include the following: computer support and information technology, payroll processing functions, general accounting support and general ledger assistance, and certain employees who perform functions relating to Taco Bell business, including liabilities attributable to those employees. The Service Agreement shall provide that, for a specified time period, the KFC Cooperative or its designee, the Unified Coop, will: (i) collect the distributor and Taco Bell Member accounts receivable attributable to the Taco Bell Members on behalf of the Subsidiary and (ii) apply and/or pay any monies collected thereon against the accounts payable attributable to the Taco Bell Members (including the Intercompany Liability generated to finance accounts receivable) on behalf of the Subsidiary.

         I. All Taco Bell Members have been provided with a definitive Taco Bell Member Tender Offer dated January 28, 1999 (the "Tender Offer").

         NOW, THEREFORE, in consideration of the foregoing and the terms and conditions of this Agreement hereinafter set forth, the parties agree as follows:

         1. ORGANIZATION OF SUBSIDIARY. In conjunction with and with the advice and counsel of FRANMAC, a Nevada nonprofit organization, representing Taco Bell restaurant operators, the KFC Cooperative has organized the Subsidiary as a Delaware corporation, for the purpose described herein. The initial directors of the Subsidiary have been designated with the advice and counsel of FRANMAC.

         2. TRANSFER OF TACO BELL ASSETS AND TACO BELL LIABILITIES.

                  (a) Effective as of the Effective Date, the KFC Cooperative hereby assigns, transfers, and delivers the Taco Bell Assets (other than the Excluded Assets) and Taco Bell Liabilities to the Subsidiary in exchange for the Subsidiary Shares and the Promissory Note in an original principal amount equal to the Intercompany Liability as of the Effective Date. The Subsidiary hereby assumes and agrees to discharge, perform, and pay the Taco Bell Liabilities transferred to it by the KFC Cooperative in full and otherwise in accordance with their terms.

                  (b) On or as promptly as practical, in any event not more than five (5) days


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following the Effective Date, the KFC Cooperative shall prepare and deliver to the Subsidiary and/or the Subsidiary's accountants a proposed balance sheet for the Subsidiary prepared on a basis consistent with generally accepted accounting principles and the Subsidiary Pro Forma Balance Sheet (the "Proposed Effective Date Balance Sheet"). The Proposed Effective Date Balance Sheet shall include an evaluation as of the Effective Date of the Taco Bell Assets, the Taco Bell Liabilities, and the Intercompany Liability. The Proposed Effective Date Balance Sheet, the Taco Bell Assets, the Taco Bell Liabilities and the Intercompany Liability shall be determined after giving effect to the transactions contemplated herein. The Subsidiary and the Subsidiary's accountants shall have the right to consult during reasonable hours with appropriate personnel of the KFC Cooperative or the Unified Coop and to have access to, and to review, at the Subsidiary's expense, copies of the work papers of the KFC Cooperative or the Unified Coop, as the case may be, with respect to the preparation of the Proposed Effective Date Balance Sheet.

                  (c) The Subsidiary may dispute the Proposed Effective Date Balance Sheet and/or the determination of the Taco Bell Assets, the Taco Bell Liabilities, or the Intercompany Liability derived therefrom prepared by the KFC Cooperative by notice to the KFC Cooperative setting forth in reasonable detail the amounts in dispute and the good faith basis for such dispute within five (5) days after their receipt of the Proposed Effective Date Balance Sheet.

                           (i) If the Subsidiary fails to deliver a notice of
objections within such five (5) day period, the Subsidiary shall be deemed to have accepted the Proposed Effective Date Balance Sheet and the determination of the Taco Bell Assets, the Taco Bell Liabilities, and the Intercompany Liability derived therefrom and such shall be binding on the parties hereto, and shall not be subject to challenge by any party hereto in any form.

                           (ii) If the Subsidiary delivers a notice of
objections within such five (5) day period, the Subsidiary and the KFC Cooperative and their accountants shall attempt in good faith to resolve such dispute, and any resolution as to any disputed amount shall be final, binding and conclusive on the parties hereto. If there is no resolution of such dispute within five (5) days of the date of receipt by the KFC Cooperative of a written notice of dispute, the KFC Cooperative and the Subsidiary shall, within five (5) additional days, retain a reputable independent accounting firm (the "Independent Accountant"), which Independent Accountant shall be mutually acceptable to the KFC Cooperative and the Subsidiary. The Independent Accountant shall, within thirty (30) days after being retained, resolve such remaining dispute, and provide written notice of such resolution by facsimile, confirmed by mail, and such resolution shall be binding and conclusive on the parties hereto. Such resolution shall be within the range of amounts proposed by the Subsidiary and the KFC Cooperative and their accountants as to each disputed item. The fees and disbursements of the Independent Accountant shall be borne equally by the KFC Cooperative and the Subsidiary. After resolving the items in dispute, the Independent Accountant shall prepare and deliver a final Effective Date Balance Sheet and a certification of the value of the Taco Bell Assets, the Taco Bell Liabilities, and the Intercompany Liability derived therefrom or shown thereon which shall be binding on the parties hereto and shall not be subject to challenge by any party hereto in any form.

                  (d) Upon final determination of the Intercompany Liability, the Subsidiary shall within five (5) days of the determination thereof, execute and deliver the Promissory Note reflecting the Subsidiary's obligation to pay the amount of the Intercompany Liability in accordance with the terms of the Promissory Note to the KFC Cooperative.


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         3. RETAINED ASSETS. The KFC Cooperative shall retain all other tangible and intangible assets and liabilities now owned by the KFC Cooperative.

         4. EXCHANGE FOR SUBSIDIARY SHARES. Effective as of the Effective Date, the Tendering Members hereby transfer, assign, and surrender to the KFC Cooperative all of their shares of KFC Cooperative Membership Stock and KFC Cooperative Store Common Stock, in exchange solely for the transfer by the KFC Cooperative to the Tendering Members of one share of Subsidiary Membership Stock for each share of KFC Cooperative Membership Stock owned by each Tendering Member and one share of Subsidiary Store Common Stock for each share of KFC Cooperative Store Common Stock owned by each Tendering Member, which Subsidiary Shares shall, at such time, and prior to the acceptance of the Other Subscriptions constitute all of the outstanding capital stock of Subsidiary.

         5. REPRESENTATIONS.

                  (a) KFC COOPERATIVE REPRESENTATIONS. The KFC Cooperative represents and warrants to the Tendering Members that as of the Effective Date:

                           (i) SUBSIDIARY ORGANIZATION AND AUTHORITY. The
Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to conduct the business of a purchasing cooperative and to execute and deliver this Agreement and to perform its obligations under this Agreement. This Agreement shall be enforceable against the KFC Cooperative in accordance with its terms.

                           (ii) AUTHORIZATIONS. The execution and delivery of
this Agreement, the consummation of the transactions contemplated thereby, and the fulfillment of their obligations and undertakings thereunder, will not violate any provision of any applicable law, ordinance, rule or regulation of any governmental body, the certificate of incorporation or bylaws of the KFC Cooperative, or any judgment, decree, writ, injunction, order or award of any arbitration panel, court or governmental authority applicable to the KFC Cooperative. The execution and delivery of this Agreement and the performance and consummation of the transactions contemplated thereby have been duly authorized by all requisite corporate action of the KFC Cooperative.

                           (iii) SUBSIDIARY CAPITAL STOCK. The authorized
capital stock of the Subsidiary will consist of 2,000 shares of Subsidiary Membership Stock and 10,000 shares of Subsidiary Store Common Stock, of which a number of shares of Subsidiary Membership Stock equal to the number of Tendering Members and a number of shares of Subsidiary Store Common Stock equal to the number of shares of KFC Cooperative Store Common Stock owned by the Tendering Members shall be issued and outstanding prior to the acceptance of the Other Subscriptions. All of the issued and outstanding Subsidiary Shares shall have been duly authorized, and upon transfer of the Taco Bell Assets (other than the Excluded Assets) by the KFC Cooperative, and the assumption of the Intercompany Liability by the Subsidiary, will be validly issued, fully paid, and nonassessable, and owned beneficially and of record by the KFC Cooperative, free and clear of all liens, pledges, encumbrances, security interests, claims, charges, options and restrictions. The KFC Cooperative shall transfer, deliver and vest in the Tendering Members good and marketable (legal and beneficial) title to the Subsidiary Shares free and clear of all liens, pledges, encumbrances, security interests, claims, charges, options and restrictions, and there are no outstanding agreements, options, warrants



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or other rights of any kind whatsoever of any kind entitling any person or entity to purchase or acquire an interest in any of the Subsidiary Shares other than those contemplated in this Agreement.

                           (iv) TITLE TO TACO BELL ASSETS. The KFC Cooperative
shall have transferred to the Subsidiary good and marketable title to the Taco Bell Assets (other than the Excluded Assets) free and clear of all liens, pledges, encumbrances, security interests, claims, charges, options and restrictions except those liabilities reflected in the Subsidiary Pro Forma Balance Sheet, those reflected in the Promissory Note, and any liabilities related to the KFC Cooperative's Taco Bell operations incurred in the ordinary course of business since July 31, 1998.

                  (b) SUBSIDIARY REPRESENTATIONS. The Subsidiary represents and warrants to the Tendering Members that as of the Effective Date: (i) the execution and delivery of this Agreement, the consummation of the transactions contemplated thereby, and the fulfillment of its obligations and undertakings thereunder, will not violate any provision of any applicable law, ordinance, rule or regulation of any governmental body, the certificate of incorporation or bylaws of the Subsidiary, or any judgment, decree, writ, injunction, order or award of any arbitration panel, court or governmental authority applicable to the Subsidiary and (ii) the execution and delivery of this Agreement and the performance and consummation of the transactions contemplated thereby have been duly authorized by all requisite corporate action of the Subsidiary.

         6. TENDERING MEMBER REPRESENTATIONS AND ACKNOWLEDGMENTS. Each Tendering Member represents and warrants to the KFC Cooperative and, as the case may be, acknowledges that as of the Effective Date:

                  (a) AUTHORITY. The Tendering Member has the full power, authority and capacity to transfer the Tendering Member's shares of KFC Cooperative Membership Stock and KFC Cooperative Store Common Stock to the KFC Cooperative in the manner provided herein, free and clear of any liens, pledges, encumbrances, security interests, claims, charges, options and restrictions whatsoever.

                  (b) AUTHORIZATIONS. The execution and delivery of this Agreement, the consummation of the transactions contemplated thereby, and the fulfillment of their obligations and undertakings thereunder, will not violate any provision of any applicable law, ordinance, rule or regulation of any governmental body, the organizational documents of the Tendering Member, or any judgment, decree, writ, injunction, order or award of any arbitration panel, court or governmental authority applicable to the Tendering Member. The execution and delivery of this Agreement and the performance and consummation of the transactions contemplated thereby have been duly authorized by all requisite corporate or other action of the Tendering Member.

                  (c) TITLE TO STOCK. The Tendering Member shall transfer, deliver and vest in the KFC Cooperative good and marketable (legal and beneficial) title to the shares of KFC Cooperative Membership Stock and KFC Cooperative Store Common Stock tendered herewith, free and clear of all liens, pledges, encumbrances, security interests, claims, charges, options and restrictions whatsoever, and there are no outstanding agreements, options, warrants or other rights of any kind whatsoever entitling any person or entity to purchase or acquire an interest in any of such shares other than those which arise pursuant to this Agreement.



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                  (d) SECURITIES REPRESENTATIONS AND ACKNOWLEDGMENTS.

                           (i) The Subsidiary Shares to be acquired by the
Tendering Member hereunder will not be acquired with the view to a sale or other disposition thereof. The Tendering Member acknowledges that, under the Certificate of Incorporation and Bylaws of the Subsidiary, the Membership Common Stock and Store Common Stock of the Subsidiary may not be sold, transferred, pledged, mortgaged, gifted, or hypothecated to any third party, either voluntarily or by operation of law, and such restrictions shall be noted conspicuously on all certificates of Membership Common Stock and Store Common Stock. The Tendering Member consents to the placement of legends on the certificates representing the Membership Common Stock shares and the Store Common Stock shares to reflect that the Membership Common Stock and Store Common Stock of the Subsidiary may not be sold, transferred, pledged, mortgaged, gifted, or hypothecated to any third party, either voluntarily or by operation of law.

                           (ii) The Tendering Member has received a copy of the
KFC Cooperative's Proxy Statement and the Tender Offer, both dated January 28, 1999.

                           (iii) The Tendering Member or its advisors have had
the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated herein and to obtain any additional information (to the extent that the KFC Cooperative possesses or can acquire such information without unreasonable effort or expense) necessary in connection with the transactions contemplated hereunder.

         7. COMMITMENTS RELATED TO TACO BELL COOP MEMBERSHIP.

                  (a) PURCHASE COMMITMENTS. Each Tendering Member acknowledges that by virtue of such Tendering Member's execution of the Signature Page and tender of certificates representing KFC Cooperative Membership Common Stock and KFC Cooperative Store Common Stock, such Tendering Member shall become a member of the Taco Bell Coop and shall become subject to and agrees to abide by the terms and commitments set forth in the Taco Bell Coop's Bylaws, as amended from time to time, a copy of which has been provided to each Tendering Member as part of the Tender Offer. Without limiting the generality of the foregoing, each Tendering Member acknowledges and agrees to purchase virtually all the food, packaging and supplies, and related services and equipment purchased by such Tendering Member in connection with the operation of the Tendering Member's Taco Bell retail outlets as provided in the Bylaws of the Taco Bell Coop, as amended from time to time, and further each Tendering Member acknowledges and agrees that the Tendering Member's membership in the Taco Bell Coop constitutes the consent of such Tendering Member to include in such Tendering Member's gross income the amount of any patronage dividend which is paid with respect to direct sales from the Taco Bell Coop, and indirect sales through participating distributors and money, "qualified checks," "qualified written notices of allocation" or other property (except "non-qualified written notices of allocation" as defined in Section 1388(d) of the Internal Revenue Code 1986, as amended) and which is received by the Tendering Member during the taxable year from the Taco Bell Coop.

                  (b) OTHER COMMITMENTS. The Tendering Member understands, acknowledges and agrees to coordinate all requests to Tricon Global Restaurants, Inc., and its affiliates, for supplier and distributor approval through the Subsidiary and/or the Unified Coop.



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         8. TAX INDEMNIFICATION.

                  (a) KFC Cooperative shall indemnify the Subsidiary and each of its respective officers, directors, employees and agents and hold them harmless from (i) all liability for Taxes of the Subsidiary for the Pre-Effective Date Tax Period, (ii) all liability (as a result of Treasury Regulation 1.1502-6 or otherwise) for Taxes of any Affiliated Group or any member of any Affiliated Group and (iii) all liability for reasonable legal fees and expenses attributable to any item in clause (i) and (ii) above.

                  (b) The Subsidiary shall indemnify KFC Cooperative and its affiliates and each of its respective officers, directors, employees and agents and hold them harmless from (i) all liability for Taxes of KFC Cooperative related to the Subsidiary after the Pre-Effective Date Tax Period (other than Taxes described in clauses (a)(i) and (a)(ii) of this Section 8) and (ii) all liability for reasonable legal fees and expenses attributable to any item in clause (i) above.

                  (c) In the case of any taxable period that includes (but does not end on) the Effective Date (each a "Straddle Period"):

                           (i) real, personal and intangible property Taxes
("Property Taxes") of the Subsidiary attributable to the Pre-Effective Date Tax Period shall be equal to the amount of such Property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Effective Date Tax Period and the denominator of which is the number of days in the Straddle Period; and

                           (ii) the Taxes of the Subsidiary (other than Property
Taxes) attributable to the Pre-Effective Date Tax Period shall be computed as if such taxable period ended as of the close of business on the Effective Date.

KFC Cooperative's indemnity obligation in respect of taxes for a Straddle Period that are KFC Cooperative's responsibility under this Section 8 shall initially be effected by its payment to the Subsidiary of the excess of (x) such Taxes for the Pre-Effective Date Tax Period over (y) the amount of such Taxes paid by KFC Cooperative or any of its affiliates (other than the Subsidiary) at any time plus the amount of such Taxes paid or accrued by the Subsidiary on or prior to the Effective Date. KFC Cooperative shall initially pay such excess to the Subsidiary within five days prior to the due date of any return, report or form with respect to Straddle Period Taxes. If the amount of such Taxes paid by KFC Cooperative or any of its affiliates (other than the Subsidiary) at any time plus the amount of such Taxes paid or accrued by the Subsidiary on or prior to the Effective Date exceeds the amount payable by KFC Cooperative pursuant to the preceding sentence, the Subsidiary shall pay to KFC Cooperative the amount of such excess (a) in the case of Property Taxes, at the Effective Date and (b) in all other cases, within five days prior to the due date of the return, report or form which is required to be filed with respect to the final liability for such Taxes.

                  (d) The payments to be made pursuant to this Section 8 by any person with respect to Taxes shall be appropriately adjusted to reflect any final determination with respect to such Taxes.

                  (e) For purposes of this Section 8, (A) "Tax" or "Taxes" shall mean all Federal, state, local and foreign taxes, charges, fees, levies and assessments, and any other governmental impositions of any kind whatsoever, which may be imposed, no matter how measured or applied,


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

including all interest, penalties and additional imposed with respect to such amounts; (B) "Pre-Effective Date Tax Period" shall mean all taxable periods ending on or before the Effective Date and the portion ending on the Effective Date of any taxable period that includes (but does not end on) such day; and (C) "Affiliated Group" shall mean each affiliated group (within the meaning of IRC
Section 1504) or consolidated, combined or unitary group (under any state or local Tax law) of which the Subsidiary is or has been a member and which KFC Cooperative is the common parent within the meaning of IRC Section 1504 or any analogous provision of state or local Tax law.

         9. INDEMNIFICATION BY KFC COOPERATIVE. KFC Cooperative shall indemnify the Tendering Members and hold them harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) suffered or incurred by any such indemnified party (other than any relating to Taxes, for which indemnification provisions are set forth in Section 8) to the extent arising from (i) any breach of any representation or warranty of KFC Cooperative contained in this Agreement, or any certificate, instrument or other document delivered by it pursuant hereto, or (ii) any breach of any covenant of KFC Cooperative contained in this Agreement.

         10. INDEMNIFICATION BY THE TENDERING MEMBERS. Each Tendering Member shall indemnify KFC Cooperative, its affiliates, and each of their respective officers, directors, employees and agents and hold them harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) suffered or incurred by any such indemnified party (other than any related to Taxes, for which indemnification provisions are set forth in Section
8) to the extent arising from (i) any breach of any representation or warranty of the Tendering Member contained in this Agreement, or any certificate, instrument or other document delivered by it pursuant hereto, or (ii) any breach of any covenant of the Tendering Member contained in this Agreement.

         11. SURVIVAL. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Effective Date and the consummation of the transactions contemplated herein.

         12. EFFECTIVE DATE. The transactions contemplated herein shall become effective on the date (the "Effective Date") and at the time all of the other transactions contemplated as part of the Corporate Reorganization described in the Proxy Statement dated January 28, 1999, and delivered to all shareholders of the KFC Cooperative are consummated. On or as soon as practicable following the Effective Date, the KFC Cooperative and the Subsidiary shall execute and deliver to the other all other instruments and assurances, and do all things, reasonably necessary and proper to effect the transactions contemplated hereby including delivering stock certificates to the Tendering Members representing the Subsidiary Shares transferred to each of them hereunder.

         13. FURTHER ASSURANCES. At any time and from time to time after the date hereof, upon request of any of the parties hereto and without the payment of any further consideration, the parties hereto shall duly execute, acknowledge, and deliver all such assignments, conveyances and other incidents of transfer and other assurances and documents, and will take such further action, consistent with the terms of this Agreement, as reasonably may be requested for the purpose of better consummating the transactions contemplated hereby.

         14. ENTIRE AGREEMENT. This Agreement contains the entire Agreement among the parties hereto, and supersedes all prior and contemporaneous agreements, with respect to the subject matter hereof. No change, modification, addition or termination of this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought.

         15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware excluding the application of its conflicts of laws principles.

         16. COUNTERPARTS. Each Tendering Member and the KFC Cooperative and the Subsidiary shall become a party to this Agreement upon signing a counterpart of the Signature Page to this Agreement. Each of such counterparts shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms hereof to produce or account for more than one of such counterparts. A photocopy of a fully executed counterpart of this Agreement shall be provided to each Tendering Member on or as promptly as practicable following the Effective Date.

         17. FEES AND EXPENSES. Each of the parties to this Agreement shall pay their own expenses, including but not limited to legal and accounting expenses, incurred in connection with this Agreement and the transactions contemplated hereby.

         19. HEADINGS. The headings used in this Agreement have been included solely for ease of reference and shall not be considered in the interpretation or construction of this Agreement.

         20. TAX RETURNS. The KFC Cooperative shall file any Tax returns in a manner consistent with the stated intent of this Agreement to effect a tax-free split off under IRC Section 355.

         IN WITNESS WHEREOF, the KFC Cooperative has executed this Agreement as of the Effective Date.

                                      KFC NATIONAL PURCHASING COOPERATIVE,
                                      INC.


                                      By /s/ David G. Neal
                                         --------------------------------------
                                          David G. Neal, Chairman
                                         --------------


                                      TACO BELL NATIONAL PURCHASING
                                      COOP, INC.


                                      By /s/ Thomas M. Cook
                                         --------------------------------------
                                          Thomas M. Cook, Chairman
                                         ---------------

            TENDERING MEMBER SIGNATURE PAGE AND LETTER OF TRANSMITTAL

         The undersigned, referred to as a Tendering Member in the Agreement and Plan of Corporate Separation attached as Appendix A to the KFC Cooperative's Proxy Statement dated January 28, 1999, (a) hereby acknowledges receipt and review of the Taco Bell Member Tender Offer dated January 28, 1999, and the Proxy Statement dated January 28, 1999, including the Agreement and Plan of Corporate Separation attached as Appendix A, (b) hereby becomes a party to the foregoing Agreement, and (c) hereby tenders and surrenders to the KFC Cooperative certificates representing _________ shares of KFC Cooperative Membership Stock represented by certificate nos.__________ and _________ shares of KFC Cooperative Store Common Stock represented by certificate nos.__________, to be held by the KFC Cooperative in accordance with the terms of the Tender Offer dated January 28, 1999, and on the Effective Date to be exchanged for the number of shares of Subsidiary Membership Stock and Subsidiary Store Common Stock to which the Tendering Member is entitled pursuant to the foregoing Agreement. The undersigned Tendering Member acknowledges that by executing this Signature Page and Letter of Transmittal that the Tendering Member is making certain representations and warranties concerning the Tendering Member's ownership of the foregoing described stock and is providing certain information, which in each case the Tendering Member certifies as true, accurate and complete. The undersigned Tendering Member understands that the inaccuracy of any of the representations, warranties or information made or provided by the Tendering Member in the foregoing Agreement or this Signature Page and Letter of Transmittal, or the failure to provide any information requested, may result in the rejection of the shares surrendered herewith and the invalidity of the foregoing Agreement as to such Tendering Member.

         The undersigned Tender Member further understands, acknowledges and agrees that the Tendering Member is making certain purchase and other commitments to the Unified Coop and that the undersigned Tendering Member agrees to abide by and to fulfill such commitments in all respects.

         The undersigned Tendering Member will, upon request, execute any additional documents necessary or desirable to complete the surrender and exchange of the foregoing shares in accordance with the foregoing Agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, if the undersigned is an individual, and all obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. All capitalized terms not defined in this Signature Page and Letter of Transmittal have the meaning set forth in the foregoing Agreement.

         TO TENDER YOUR SHARES, YOU MUST (A) EXECUTE THIS SIGNATURE PAGE AND LETTER OF TRANSMITTAL AND (B) EITHER ENCLOSE YOUR KFC COOP STOCK CERTIFICATE(S) ALONG WITH THIS SIGNATURE PAGE AND LETTER OF TRANSMITTAL OR REQUEST AND COMPLETE AN AFFIDAVIT OF LOST CERTIFICATE FROM THE KFC COOP.

                                    SIGN HERE


                                             Date:
---------------------------------                 -----------------------------


                                             Date:
---------------------------------                 -----------------------------
     SIGNATURE OF OWNER(S)

If a signature is by persons acting in a fiduciary or representative capacity, please provide the following information.

Name


---------------------------------
         (please print)

Capacity (full title)
                     ---------------             ------------------------------
                                                 Area code and telephone number

Address:
        ----------------------------
                                                 ------------------------------
------------------------------------             Fax number

------------------------------------             ------------------------------
       (include zip code)                        Tax I.D. or S.S. Number

                            IMPORTANT TAX INFORMATION

         Under the federal income tax law, a Tendering Member whose shares are surrendered is required to provide the KFC Cooperative with such shareholder's correct TIN on substitute Form W-9 below. If such shareholder is an individual, the TIN is his or her social security number. If the KFC Cooperative is not provided with the correct TIN, the shareholder may be subject to a penalty imposed by the Internal Revenue Service. In addition, payments that are made to such shareholders with respect to shares surrendered may be subject to backup withholding.

         If backup withholding applies, the KFC Cooperative is required to withhold 31% of any payments made to the shareholders. Backup withholding is not additional tax. Rather, the shareholders may offset the amount of tax withheld against his or her federal tax liability on such shareholder's federal income tax return. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

         To prevent backup withholding on payments that are made to a shareholder with respect to shares surrendered, the shareholder is required to notify the KFC Cooperative of his or her correct TIN by completing the form below certifying that the TIN provided on substitute Form W-9 is correct (or that such shareholder is awaiting a TIN) and (1) the shareholder has not been notified by the Internal Revenue Service that he or she is subject to backup withholding as a result of failure to report all interest or dividends or (2) the Internal Revenue Service has notified the shareholder that he or she is no longer subject to backup withholding.

                               SUBSTITUTE FORM W-9
              DEPARTMENT OF THE TREASURY, INTERNAL REVENUE SERVICE

               PAYER'S REQUEST FOR TAXPAYER IDENTIFICATION NUMBER

         Please provide your Social Security or other identification number and certify by signing and dating below:__________________________.

         CERTIFICATION: Under penalties of perjury, I certify that the number shown on this form is my valid tax identification number and that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or dividends or the Internal Revenue Service has notified me that I am no longer subject to backup withholding.

                                       Signature:
                                                 ------------------------------

                                       Date:
                                            -----------------------------------

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

         I certify under penalties of perjury that a taxpayer identification number has not been issued to me and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within 60 days, 31% of all reportable payments made to me will be withheld.

                                       Signature:
                                                 ------------------------------

                                       Date:
                                            -----------------------------------

                                    EXHIBIT A

                                 PROMISSORY NOTE

$__________                                                 ___________, 199____

                                                            Louisville, Kentucky

         For value received, Taco Bell National Purchasing Coop, Inc., a Delaware corporation ("Maker"), promises to pay to the order of the KFC National Purchasing Cooperative, Inc., a Delaware corporation ("Payee"), the principal sum of ____________ DOLLARS ($__________), together with interest on the principal of this note from time to time outstanding at the rate or rates set forth below. Interest on this note shall accrue from the date of this note until the entire principal balance of and all accrued interest on this note have been paid in full.

         1. INTEREST RATE. The annual rate of interest to be paid by the Maker on the outstanding principal of this note shall be _______% (the prime rate reported in the "Money Rates" section of The Wall Street Journal on the date of this note). Each payment on this note shall be applied first to accrued but unpaid interest and then to reduction of principal.

         2. PAYMENTS. On ________ 1, 1999, and on the first day of each month thereafter through and including ___________, 1999 (the "Maturity Date") (INSERT THE DATE SIX MONTHS AFTER THE DATE OF THIS NOTE), Maker shall pay Payee an installment of principal and interest equal to ______________ DOLLARS ($_________)(CALCULATE AND INSERT AMOUNT NECESSARY TO EVENLY AMORTIZE PRINCIPAL OVER THE SIX MONTH PERIOD). All principal and accrued interest on this note shall be due and payable on the Maturity Date. All or any part of the outstanding principal amount of this note may be prepaid at any time without penalty. The Maker shall prepay the principal of the note to the extent payments are received by Maker or by the Payee on behalf of Maker with respect to accounts receivable transferred by Payee to Maker pursuant to terms of that certain Agreement and Plan of Corporate Separation of even date herewith, among the Maker, Payee, and certain holders of Payee's Series O and P Membership Common Stock. All prepayments shall be applied first to accrued but unpaid interest on this note and then to the unpaid principal amount of this note.

         3. EVENTS OF DEFAULT. Failure of the Maker to pay any installment payment of principal and interest on this note within five (5) calendar days of the due date thereof shall constitute a default under this note. Upon default under this note, the Payee may, at its option, and without notice, declare the entire unpaid balance of, and all accrued interest on, this note to be immediately due and payable.

         4. FORBEARANCE. Failure of the Payee to exercise any of its rights and remedies shall not constitute a waiver of any provision of this note or of any of the Payee's rights and remedies, nor shall it prevent the Payee from exercising any rights or remedies with respect to the subsequent happening of the same or similar occurrences. All remedies of the Payee shall be cumulative to the greatest extent permitted by law. Time shall be of the essence of payment of all payments of interest and principal on this note.

         5. GOVERNING LAW. This note has been delivered in, and shall be governed by and construed in accordance with the laws (excluding the conflicts of law rules) of the Commonwealth of Kentucky.

         6. COLLECTION COSTS AND EXPENSES. If there is any default under this note, and this note is placed in the hands of an attorney for collection, or is collected through any court, including any bankruptcy court, Maker promises to pay the Payee its reasonable attorneys' fees and court costs incurred in collecting or attempting to collect this note, to the extent allowed by the laws of the Commonwealth of Kentucky or any state in which any collateral securing payment of this note is situated.

         7. WAIVERS. Except as otherwise expressly provided herein, all parties to this instrument, whether makers, sureties, guarantors, endorsers, accommodation parties or otherwise, shall be jointly and severally bound, and jointly and severally waive presentment, demand, notice of dishonor, protest, notice of protest, notice of nonpayment or nonacceptance and any other notice and all due diligence or promptness that may otherwise be required by law, and all exemptions to which they may now or hereafter be entitled under the laws of the Commonwealth of Kentucky or of the United States of America or any state thereof. The Payee may, with or without notice to any party, and without affecting the obligations of any maker, surety, guarantor, endorser, accommodation party or any other party to this note (1) extend the time for payment of either principal or interest from time to time, (2) release or discharge any one or more parties liable on this note, (3) suspend the right to enforce this note with respect to any persons, (4) change, exchange or release any property in which the Payee has any interest securing this note, (5) justifiably or other wise, impair any collateral securing this note or suspend the right to enforce against any such collateral, and (6) at any time it deems it necessary or proper, call for and should it be made available, accept, as additional security, the signature or signatures of additional parties or a security interest in property of any kind or description or both.

                                   TACO BELL NATIONAL
                                   PURCHASING COOP, INC.


                                   By
                                     -------------------------------------

                                   Title:
                                         ---------------------------------

                                    EXHIBIT B

                               SECURITY AGREEMENT

          This is a Security Agreement dated as of March 1, 1999 (this "Agreement"), between KFC National Purchasing Cooperative, Inc. ("Creditor"), a Delaware corporation, and Taco Bell National Purchasing Coop, Inc., a Delaware corporation (the "Debtor").

                                    RECITALS

         A. The Debtor is indebted to the Creditor pursuant to the terms of a certain Agreement and Plan of Corporate Separation (the "Corporate Separation Agreement") of even date herewith, among Creditor, members of the Creditor who are holders of Creditor's Series O and P membership common stock who sign the signature page and letter of transmittal accompanying such agreement and tender their stock certificates representing their membership and store common stock of the Creditor and that certain promissory note referenced in and executed pursuant to the Corporate Separation Agreement (the "Note").

         B. The Debtor is entering into this Agreement to secure the payment of the Note and the Debtor's other obligations to the Creditor under the Corporate Separation Agreement.

         C. This Agreement is being entered into concurrently with the Corporate Separation Agreement, and the Creditor is relying upon the Debtor's obligations evidenced by this Agreement.

         NOW, THEREFORE, the Debtor and the Creditor agree as follows:

         1. DEFINITIONS. The following terms shall have the following meanings, and the meanings assigned to all capitalized terms used herein shall be equally applicable to both the singular and plural forms of the terms defined:

                  "Accounts Receivable" shall mean any and all (a) rights to payment for any goods sold or services performed, whether such right to payment exists on the date of this Agreement or is created thereafter, and whenever and wherever acquired or arising, whether or not such right to payment has been earned by performance, and whether or not such right to payment is evidenced by any document, instrument or chattel paper, and including, but not limited to, any and all goods or Inventory returned to or repossessed and any and all claims against common carriers for goods and Inventory damaged or lost in transit; and
(b) the proceeds or products of any of the foregoing. The amount of an Account Receivable shall be the amount of the receivable net of all contractual allowances and other discounts.

                  "Collateral" shall mean any or all of the property in which the Debtor grants to the Creditor a security interest under Section 2 of this Agreement.

                  "Debtor Documents" shall mean, collectively, the Note, this Agreement, the Corporate Separation Agreement and any and all other documents, instruments, agreements and writings to be executed by the Debtor which relate directly or indirectly to this Agreement.

                  "Event of Default" shall have the meaning given that term in
Section 8 of this Agreement.

                  "Indebtedness" shall mean the all amounts outstanding pursuant to the Corporate Separation Agreement and/or the Note.

                  "Inventory" shall mean any and all of the following, whether owned or held on the date of this Agreement or acquired thereafter: (a) goods (including, without limitation, those goods against which Warehouse Receipts have been issued), which are held for sale or lease, (b) goods to be furnished under contracts of service, and after so furnishing them, (c) raw materials, work in process and materials used or consumed in business, and (d) goods returned to or repossessed by their seller.

                  "Note" shall mean the promissory note referenced in and executed pursuant to the Corporate Separation Agreement, made by the Debtor and payable to the order of the Creditor, and any and all notes and other instruments executed and delivered in renewal, replacement, substitution, extension, payment and/or novation thereof.

                  "Person" shall mean any individual, partnership, association, firm, trust, corporation or other entity.

                  "Secured Obligations" shall mean all of the obligations secured by this Agreement as set forth in Section 3 of this Agreement.

                  "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the Commonwealth of Kentucky from time to time.

                  "Unmatured Default" shall mean the happening of any event or occurrence which, together with the giving of any required notice or the passage of any required period of time, or both, would constitute an Event of Default.

                  "Warehouse Receipts" shall mean any and all of the non-negotiable warehouse receipts and/or other documents of title issued by any Warehousemen with respect to any Inventory.

                  "Warehousemen" shall mean any Persons holding or storing any of the Inventory who have issued Warehouse Receipts evidencing their holding or storage of such Inventory.

         2. GRANT OF SECURITY INTERESTS.

                  (a) The Debtor grants to the Creditor a security interest in the following property:

                           (i) all of the Debtor's right, title and interest in
and to the Debtor's Accounts Receivable;

                           (ii) all of the Debtor's right, title and interest in
and to the Debtor's Inventory;

                           (iii) any and all property which the Debtor receives
or is or may hereafter be entitled to receive on account of any collections of or with respect to the Debtor's Accounts Receivable, or any instrument in payment of or substitution for any of the Debtor's Accounts Receivable, or any part thereof; and

                           (iv) any and all property which the Debtor receives
or which the Debtor may hereafter become entitled to receive on account of any sale, exchange, transfer or other disposition of the Debtor's Inventory, or any part thereof.

                  (b) The Debtor grants to the Creditor a further security interest in and to any and all of the Debtor's goods, chattel paper, documents, instruments (as those terms are defined in the Uniform Commercial Code) and money, whether now existing or acquired subsequent to the date of this Agreement.

                  (c) The Debtor grants a further security interest to the Creditor in the proceeds and products of any sale, exchange, collection or other disposition of the Collateral or any part thereof.

         3. OBLIGATIONS SECURED. The security interests granted by the Debtor hereby secure the payment and performance of all of the following Secured
Obligations: (a) any and all indebtedness of the Debtor to the Creditor evidenced by the Note or described in the Corporate Separation Agreement, and
(b) any and all of the representations, warranties, obligations, agreements, covenants and promises of the Debtor contained in the Debtor Documents, whether or not now or hereafter evidenced by any note, instrument or other writing.

         4. REPRESENTATIONS AND WARRANTIES. To induce the Creditor to enter into this Agreement, any and all of the representations and warranties made by the Debtor in the other Debtor Documents are incorporated herein by reference, and the Debtor further represents, warrants and agrees as follows:

                  (a) The Debtor has full right, power, authority and capacity to enter into and perform this Agreement; and this Agreement has been duly entered into and delivered and constitutes a legal, valid and binding obligation of the Debtor enforceable in accordance with its terms.

                  (b) The Debtor has good and marketable title to the Debtor's Collateral, and the Collateral is not subject to any lien, charge, pledge, encumbrance, claim or security interest other than the security interests created by this Agreement.

                  (c) The Debtor keeps the Debtor's Inventory at the locations set out on Schedule 1 attached to this Agreement.

                  (d) The books and records with respect to the Debtor's Accounts Receivable are kept at the Debtor's chief place of business in Louisville, Kentucky.

                  (e) The Debtor's chief place of business is located at [INSERT ADDRESS OF BORROWER'S CHIEF PLACE OF BUSINESS].

                  (f) The Collateral is used and will be used for business use only.

                  (g) The registered office of the Debtor's registered agent in Kentucky is located in Jefferson County, Kentucky.

         5. DURATION OF SECURITY INTERESTS. The Creditor, its successors and assigns, shall hold the security interests created hereby upon the terms of this Agreement, and this Agreement shall continue until the Note has been paid in full, the other Secured Obligations have been paid, performed, executed, or satisfied in their entirety, and no commitment to lend or extend credit which is intended to be secured hereby remains outstanding. After payment of any part of the Secured Obligations, the Creditor may, at its option, retain all or any portion of the Collateral as security for any remaining Secured Obligations and retain this Agreement as evidence of such security. The security interests granted hereunder shall not be impaired or affected by any renewals or extensions of time for payment of any of the Secured Obligations, or by release of any party liable on the Secured Obligations; by any acquisition, release or surrender of other security, collateral or guaranty; by delay in enforcement of payment of any of the Secured Obligations; or by delay in enforcement of any security.

         6. CERTAIN NOTICES. The Debtor shall notify the Creditor of any and all changes of location of the Debtor's chief place of business and of the registered office of the Debtor's registered agent in Kentucky, and of the books and records with respect to any Accounts Receivable and of the location of any other of the Collateral at least ten (10) days prior to effecting any such change.

         7. COVENANT NOT TO DISPOSE OF OR IMPAIR COLLATERAL. The Debtor shall not, without the prior written consent of the Creditor, sell, transfer or otherwise dispose of the Collateral, or any part thereof or interest therein, except (a) collections of Accounts Receivable permitted under this Agreement, and (b) sale of Inventory in the ordinary course of business (which shall not include any transfer in complete or partial satisfaction of indebtedness), and
(c) otherwise as permitted by the Debtor Documents. The Debtor shall not permit any of the Collateral to be levied upon under any legal process, nor permit anything to be done that may impair the value of the Collateral or the security intended to be provided by this Agreement.

         8. DEFAULT. At the option of the Creditor, the happening of any of the following events shall constitute a default under this Agreement (an "Event of Default"):

                  (a) Failure of the Debtor to pay in full when due any Secured Obligation, or any installment of any Secured Obligation.

                  (b) The occurrence of any default or event of default under the Note or any other of the Debtor Documents or any other obligation, instrument or agreement secured by this Agreement, or under any other instrument or agreement providing security for the Secured

Obligations, and the expiration of any applicable cure period (if any).

                  (c) Failure of the Debtor to keep or perform or observe or comply with any term, obligation or provision of (1) this Agreement (other than those contained or referenced in any other subparagraph of this Section 8), which failure has not been fully corrected within three (3) days after written notice has been given to the Debtor of such failure; or (2) any other of the Debtor Documents and the expiration of any applicable cure period, if any.

                  (d) Any warranty, representation or other statement of fact contained in any of the Debtor Documents made or otherwise furnished to the Creditor by or on behalf of the Debtor pursuant to or in connection with any of the Secured Obligations proves to be false or misleading in any material respect or omits a material fact, whether or not made with knowledge, at the time it was made.

                  (e) Loss, theft, damage, or destruction of any material part of the Collateral if the loss is not fully insured against.

                  (f) Encumbrance of any of the Collateral, or the making of a levy, seizure or attachment thereof or thereon, which is not permitted under the Debtor Documents, and which has not been cured to the Creditor's satisfaction within fifteen (15) days after notice that it has occurred.

                  (g) The sale or other disposition of the Collateral or any interest therein, or the creation of any lien or other encumbrance on the Collateral, either of which is not permitted under this Agreement and is without the prior written consent of the Creditor.

                  (h) The Collateral becomes the subject matter of litigation which could, in the good faith opinion of the Creditor, result in substantial impairment or loss of the security interests intended to be provided by this Agreement, which has not been successfully resolved to the Creditor's satisfaction within fifteen (15) days after notice of the litigation and the Creditor's desire for a resolution.

                  (i) If the Debtor shall fail to observe, perform or comply with the terms, obligations, covenants, agreements, conditions or other provisions of any agreement, document or instrument, other than this Agreement and the other Debtor Documents, which the Debtor has entered into with the Creditor.

                  (j) If the Debtor shall (1) have an order of relief entered in any proceeding filed by the Debtor under the federal bankruptcy laws (as in effect on the date of this Agreement or as they may be amended from time to time); (2) admit an inability to pay debts generally as they become due; (3) become insolvent in that total assets are in the aggregate worth less than all liabilities, or the Debtor is unable to pay debts generally as they become due;
(4) make a general assignment for the benefit of creditors; (5) file a petition, or admit (by answer, default or otherwise) the material allegations of any petition filed against the Debtor in bankruptcy under the federal bankruptcy laws (as in effect on the date of this Agreement or as they may be amended from time to time), or under any other law for the relief of debtors, or for the discharge, arrangement or compromise of debts; or

(6) consent to the appointment of a receiver, conservator, trustee or liquidator of all or any part of the Debtor's assets.

                  (k) If a petition shall have been filed against the Debtor in proceedings under the federal bankruptcy laws (as in effect on the date of this Agreement, or as they may be amended from time to time), or under any other laws for the relief of debtors, or for the discharge, arrangement or compromise of debts, or an order shall be entered by any court of competent jurisdiction appointing a receive, conservator, trustee or liquidator or all or part of the Debtor's assets, and such petition or order is not dismissed or stayed within thirty (30) consecutive days after entry thereof.

                  (l) If the Debtor or any Person affiliated with the Debtor takes any action that is intended to result in the termination, dissolution or liquidation of the Debtor.

                  (m) If a final judgment or judgments for the payment of money in excess of the sum of Two Hundred Thousand Dollars ($200,000.00) in the aggregate, or with respect to property with a value in excess of such amount, shall be rendered against the Debtor and such judgment or judgments shall remain unsatisfied for a period of thirty (30) consecutive days after the entry thereof and within that thirty (30) days has not been (a) stayed pending appeal, or (b) discharged.

                  (n) If there should be any material adverse change in the financial condition of the Debtor, as determined in the Creditor's reasonable discretion, from the financial condition of the Debtor on the date of this Agreement, and such adverse change is not fully corrected to Creditor's reasonable satisfaction within thirty (30) days after notice with respect thereto from the Creditor.

         8. REMEDIES. Upon any Event of Default, the Creditor may at its option declare the Note and the other Secured Obligations to be immediately due and payable; and, in addition to that right, and in addition to exercising all other rights or remedies, the Creditor may proceed to exercise with respect to the Collateral all rights, options and remedies of a secured party upon default as provided for under the Uniform Commercial Code. The rights of the Creditor upon an Event of Default shall include, without limitation, any and all rights and remedies in any and all other documents, instruments, agreements and other writings between the Creditor and the Debtor, all rights and remedies as provided by law, in equity or otherwise, and in addition thereto, the following:

                  (a) The right to require the Debtor to assemble the Collateral and the books and records with respect to Accounts Receivable and make them available to the Creditor at a place or places to be designated by the Creditor which is reasonably convenient to the Debtor and the Creditor.

                  (b) The right to require the Debtor to store all or any part of the Debtor's Inventory, at the Debtor's own cost and risk, on behalf of the Creditor after the Creditor has taken possession of such Inventory. Storage shall be in such manner as to prevent any deterioration of such Inventory, and shall be for a reasonable time pending the sale or other disposition of such Inventory.

                  (c) The right to sell the Collateral at public or private sale in one or more lots in accordance with the Uniform Commercial Code. The Creditor may bid upon and purchase any or all of the Collateral at any public sale thereof, and shall be entitled to apply the unpaid portion of the Secured Obligations as a credit against the purchase price. The Creditor's purchase of all or any of the Collateral shall extinguish the Debtor's rights under section 9-506 of the Uniform Commercial Code upon application of the unpaid portion of the Secured Obligations. The Creditor shall be entitled to apply the proceeds of any such sale to the satisfaction of the Secured Obligations and to expenses incurred in realizing upon the Collateral in accordance with the Uniform Commercial Code.

                  (d) The right to notify the account debtors on all or any part of the Debtor's Accounts Receivable of the Creditor's interest therein and to require such account debtors to begin making payments directly to the Creditor regardless of whether the Debtor was previously making collections on all or any part of the Debtor's Accounts Receivable. The Creditor shall have the right to proceed against any such account debtors in its own name, or in the name of the Debtor (as appropriate) with or without the consent of the Debtor. The Creditor may retain any such payments or collections and apply them to the satisfaction of the Secured Obligations and to expenses incurred in collection, all in accordance with the Uniform Commercial Code.

                  (e) The right to recover the reasonable expenses of taking possession of any of the Collateral that may be reduced to possession, preparing the Collateral for sale, selling the Collateral, collecting all or any part of the Debtor's Accounts Receivable, and other like expenses.

                  (f) The right to recover all of the Creditor's expenses of collection, including, without limitation, court costs and reasonable attorneys' fees and disbursements incurred in realizing upon the Collateral or enforcing or attempting to enforce any provision of this Agreement.

                  (g) The right to retain the Collateral and become the owner thereof, in accordance with the provisions of the Uniform Commercial Code.

                  (h) The right to proceed by appropriate legal process at law or in equity to enforce any provision of this Agreement or in aid of the execution of any power of sale, or for foreclosure of the security interests of the Creditor, or for the sale of the Collateral under the judgment or decree of any court.

                  (i) The right to enter any premises where any Collateral may be located for the purpose of taking possession or removing the same.

                  (j) The right to (1) possession of any and all of the Warehouse Receipts, (2) notify any of the Warehousemen holding any of the Debtor's Inventory that a default has occurred and that the Creditor, to the exclusion of the Debtor, is entitled to direct release and delivery of the Inventory, and (3) otherwise cause the Warehousemen to store the Inventory as the Creditor's agent.

         9. CUMULATIVE REMEDIES. The rights and remedies of the Creditor shall be deemed to be cumulative, and any exercise of any right or remedy shall not be deemed to be an election of that right or remedy to the exclusion of any other right or remedy. Notwithstanding the foregoing, the Creditor shall be entitled to recover by the cumulative exercise of all remedies no more than the sum of
(a) the Secured Obligations at the time of exercise of remedies, plus (b) the costs, fees and expenses the Creditor is otherwise entitled to recover.

         10. WAIVERS. The Debtor acknowledges that this Agreement involves the grant of multiple security interests, and the Debtor hereby waives, to the extent permitted by applicable law, (a) any requirement of marshaling assets or proceeding against Persons or assets in any particular order, and (b) any and all notices of every kind and description which may be required to be given by any statute or rule of law and any defense of any kind which the Debtor may now or hereafter have with respect to the rights of the Creditor with respect to the Collateral under this Agreement.

         11. COLLECTIONS FROM ACCOUNTS RECEIVABLE.

                  (a) At any time when the Creditor may exercise remedies under
Section 9 of this Agreement, the Creditor shall have the right to notify account debtors obligated on any or all Accounts Receivable to make payments directly to the Creditor.

                  (b) Until the Creditor requests that account debtors of Accounts Receivable be notified of the Creditor's security interest created at a time when the Creditor may exercise remedies under Section 9 of this Agreement, the Debtor shall continue to collect payments on the Debtor's Accounts Receivable and use the proceeds thereof to reduce the principal amount of the Note, as provided therein. In any event, if any Event of Default has occurred and is continuing, the Debtor may not use the proceeds from payments on Accounts Receivable to satisfy any indebtedness to any Person other than the Creditor. If the Debtor collects payments on any Accounts Receivable after an Event of Default has occurred and while it is continuing, the Debtor shall hold the proceeds received from that collection as a constructive trust for the Creditor and shall turn over such proceeds to the Creditor immediately upon demand in the identical form received, if so requested by the Creditor. In the event of such payment, the Creditor shall credit the proceeds as payment of the Secured Obligations first to costs or penalties if any, second to interest, and then to principal. Any credit given to the Debtor for proceeds in form other than cash shall be conditional upon final payment to the Debtor in cash or solvent credit of the items, and if any item is not paid the amount of any credit given for it shall be charged to the Debtor whether or not the item is returned, and such amount shall be a part of the obligations secured by this Agreement.

                  (c) The Debtor shall have no power to, and shall not, waive, compromise or discount any Accounts Receivable, without the prior written consent of the Creditor, except for (1) ordinary trade discounts and allowances for payment within thirty days of the date of invoice or billing, and (2) discounts or allowances in the ordinary course of collecting Accounts Receivable.

                  (d) If any Account Receivable shall be evidenced by a promissory note, trade acceptance or other instrument with an original principal balance of One Thousand Dollars ($1,000.00) or more, the Debtor (as appropriate) shall immediately deliver such instrument to the Creditor, appropriately endorsed to the Creditor's order. The Debtor authorizes the Creditor to endorse same on the Debtor's behalf and hereby waives presentment, demand, notice of dishonor, protest and notice of protest and all other notices with respect thereto.

         12. THE CREDITOR AS AGENT. The Debtor hereby irrevocably constitutes the Creditor as the Debtor's agent and attorney-in-fact at any time during any period when the Creditor may exercise the remedies set forth in Section 9 of this Agreement, to (a) proceed against account debtors obligated on Accounts Receivable in the Debtor's name or in the Creditor's name, and (b) sign and endorse all checks, drafts and other instruments in payment of Accounts Receivable, and (c) perform all such other acts with respect to Accounts Receivable as the Creditor may in its discretion deem necessary to effectuate the security intended to be granted in this Agreement.

         13. SPECIAL COLLECTION PROCEDURE. Upon the Creditor's demand at any time when the Creditor may exercise remedies under Section 9 of this Agreement, the Debtor shall forthwith, upon receipt of all checks, drafts, cash and other remittances in payment or on account of Accounts Receivable or for the sale of Inventory by the Debtor, deposit the same in a special bank account over which the Creditor alone, to the exclusion of the Debtor, has the power of withdrawal. The funds in such account shall be held by the Creditor for application toward the Secured Obligations. Such proceeds paid on Accounts Receivable shall be deposited in precisely the form received, except for the endorsement of the Debtor where necessary to permit collection of items, which endorsement the Debtor agrees to make and which the Creditor is also hereby authorized by to make in the Debtor's name and on the Debtor's behalf as attorney-in-fact. Pending such deposit, the Debtor agrees that the Debtor will not commingle any such checks, drafts, cash and other remittances with any other funds or property, but will hold them separate and apart therefrom in express trust for the Creditor until deposited in that special account. The Creditor will, once each day, apply the whole or any part of the collected funds on deposit in such special account against the principal and/or interest of the Note, the order and method of such application being in the sole discretion of the Creditor. Any portion of the funds in the special account which the Creditor elects not to apply as provided in the preceding sentence may be paid over by the Creditor to the Debtor or may be retained in the special account, at the Creditor's sole discretion, as continuing security and in which the Debtor hereby grants to the Creditor a security interest for all the Secured Obligations.

         14. BOOKS AND RECORDS. The Debtor shall maintain books and records with respect to Accounts Receivable in form and manner reasonably satisfactory to the Creditor, and the Creditor shall have the right during business hours with reasonable notice to inspect any and all of the business properties, premises or books and records of the Debtor relating to Accounts Receivable or other Collateral or the proceeds thereof. The Debtor further agrees from time to time to furnish such reports, data and financial statements with respect to the Collateral as the Creditor may reasonably request from time to time.

         15. INSURANCE. The Debtor, at the Debtor's cost and expense, shall insure the Debtor's business and all of the Debtor's insurable properties with insurance policies in such form, with such types of coverage, to such extent, against such liabilities and hazards (including, without limitation, environmental hazards), in such amounts of coverage and with such deductibles as the Creditor may request or direct, and not less than those carried by prudent businesses similarly situated, but in any event insuring against such liabilities and hazards and with such coverages and deductibles as are provided in the Debtor's insurance in effect on the date of this Agreement, and in any event in amounts of coverage not less than the insurable value of the property insured.

         16. CERTAIN OBLIGATIONS REGARDING COLLATERAL.

                  (a) The Debtor shall keep and maintain the Debtor's Inventory in good condition and repair and under adequate condition of storage to prevent its deterioration or depreciation in value.

                  (b) The Debtor shall keep the Collateral free and clear of any and all liens other than the security interests created in favor of the Creditor under this Agreement or permitted by the Debtor Documents, and shall declare and pay any and all fees, assessments, charges and taxes allocable to the Collateral, or which might result in a lien against the Collateral if left unpaid unless the Debtor at the Debtor's own expense is contesting the validity or amount thereof in good faith by an appropriate proceeding timely instituted which shall operate to prevent the collection or satisfaction of the lien or amount so contested. If the Debtor fails to pay such amount and is not contesting the validity or amount thereof in accordance with the preceding sentence, the Creditor may, but is not obligated to, pay such amount, and such payment shall be deemed conclusive evidence of the legality or validity of such amount. The Debtor shall promptly reimburse the Creditor for any and all payments made by the Creditor in accordance with the preceding sentence, and until reimbursement, such payments shall be part of the Secured Obligations.

                  (c) The Debtor shall keep its Inventory only at the locations set out on Schedule 1 attached to and incorporated into this Agreement.

                  (d) If the Debtor fails to provide insurance pursuant to
Section 16 of this Agreement, the Creditor may, but is not obligated to, pay for such insurance after first notifying the Debtor of the Creditor's intent to pay it. The Debtor shall promptly reimburse the Creditor for any payments made pursuant to this subparagraph, and until reimbursement, such payments shall be a part of the Secured Obligations.

         17. USE AND INSPECTION OF COLLATERAL. The Debtor shall not use the Collateral in violation of any statute or ordinance, and the Creditor shall have the right, at reasonable hours, to inspect the Collateral at the premises of the Debtor or wherever the Collateral may be located.

         18. NOTICE.

                  (a) Any requirement of the Uniform Commercial Code or other applicable law of reasonable notice shall be met if such notice is given at least five (5) business days before the time of sale, disposition or other event or thing giving rise to the requirement of notice.

                  (b) Except as provided in subsection (c) below, all notices or communications under this Agreement shall be in writing and shall be hand-delivered, sent by courier, or mailed to the parties addressed as follows, and any notice so addressed and (1) hand-delivered, shall be deemed to have been given when so delivered, or (2) mailed by registered or certified mail, return receipt requested, shall be deemed to have been given when mailed, or (3) delivered to a recognized small package overnight courier service to the address of the intended recipient with shipping prepaid, shall be deemed to have been given when so delivered to such courier:

              (1)  If to the Debtor:  Taco Bell National Purchasing Coop, Inc.

                                        ----------------------------------------

                                       -----------------------------------------

                                       -----------------------------------------

              (2)  If to the Creditor: KFC National Purchasing Cooperative, Inc.

                                       -----------------------------------------

                                       -----------------------------------------

                                       -----------------------------------------

                  (c) The Debtor and the Creditor may at any time, and from time to time, change the address or addresses to which notice shall be mailed by written notice setting forth the changed addressed or addresses.

         19. FURTHER ASSURANCE. The Debtor shall sign from time to time such financing statements and other documents and instruments and take such other actions as the Creditor may request from time to time to more fully create, perfect, continue, maintain or terminate the security interests in the Collateral intended to be created in this Agreement.

         20. MISCELLANEOUS.

                  (a) Failure by the Creditor to exercise any right shall not be deemed a waiver of that right, and any single or partial exercise of any right shall not preclude the further exercise of that right. Every right of the Creditor shall continue in full force and effect until such right is specifically waived in a writing signed by the Creditor.

                  (b) If any part, term or provision of this Agreement is held by any court to be prohibited by any law applicable to this Agreement, the rights and obligations of the parties shall be construed and enforced with that part, term or provision enforced to the greatest extent allowed by law, or if it is totally unenforceable, as if this Agreement did not contain that particular part, term or provision.

                  (c) The headings in this Agreement have been included for ease of reference only, and shall not be considered in the construction or interpretation of this Agreement.

                  (d) This Agreement shall inure to the benefit of the Creditor, its successors and assigns, and all obligations of the Debtor shall bind the Debtor's successors and assigns.

                  (e) To the extent allowed under the Uniform Commercial Code, this Agreement shall in all respects be governed by and construed in accordance with the laws of the Commonwealth of Kentucky.

                  (f) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. No change, modification, addition or termination of this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought.

                  (g) This Agreement may be signed by each party upon a separate copy, and in such cases one counterpart of this Agreement shall consist of enough of such copies to reflect the signature of each party.

                  (h) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms thereof to produce or account for more than one such counterpart.

                  (I) THE DEBTOR CONSENTS TO ONE OR MORE ACTIONS BEING INSTITUTED AND MAINTAINED IN THE JEFFERSON COUNTY, KENTUCKY, CIRCUIT COURT TO ENFORCE THIS AGREEMENT AND/OR ONE OR MORE OF THE OTHER DEBTOR DOCUMENTS, AND WAIVES ANY OBJECTION TO ANY SUCH ACTION BASED UPON LACK OF PERSONAL OR SUBJECT MATTER JURISDICTION OR IMPROPER VENUE. THE DEBTOR AGREES THAT ANY PROCESS OR OTHER LEGAL SUMMONS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING MAY BE SERVED BY MAILING A COPY THEREOF BY CERTIFIED MAIL, OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL, ADDRESSED TO THE DEBTOR AS PROVIDED IN SECTION 19 ABOVE.

                  (J) THE DEBTOR ACKNOWLEDGES THAT THE DEBTOR HAS RECEIVED A COPY OF THIS AGREEMENT AND EACH OF THE OTHER DEBTOR DOCUMENTS, AS FULLY EXECUTED BY THE PARTIES THERETO. THE DEBTOR ACKNOWLEDGES THAT THE DEBTOR (A) HAS READ THIS AGREEMENT AND THE OTHER BORROWER DOCUMENTS OR HAS CAUSED SUCH DOCUMENTS TO BE EXAMINED BY THE BORROWER'S REPRESENTATIVES OR ADVISORS; (B) IS THOROUGHLY FAMILIAR WITH THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT AND THE OTHER DEBTOR DOCUMENTS; AND (C) HAS HAD THE OPPORTUNITY TO ASK SUCH QUESTIONS TO REPRESENTATIVES OF THE CREDITOR, AND RECEIVE ANSWERS THERETO, CONCERNING THE TERMS AND CONDITIONS OF THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT AND THE OTHER DEBTOR DOCUMENTS AS THE DEBTOR DEEMS NECESSARY IN CONNECTION WITH THE DEBTOR'S DECISION TO ENTER INTO THIS AGREEMENT.

         IN WITNESS WHEREOF, the Debtor and the Creditor have executed and delivered this Agreement as of the date set out in the preamble hereto, but actually on the dates set forth below.


                                    DEBTOR:

                                    TACO BELL NATIONAL PURCHASING COOP, INC.

                                    By:
                                       -------------------------------------

                                    Title:
                                          ----------------------------------

                                    Date:
                                         -----------------------------------

                                       CREDITOR:


                                       KFC NATIONAL PURCHASING
                                       COOPERATIVE, INC.

                                       By:
                                          -------------------------------------

                                       Title:
                                             ----------------------------------

                                       Date:
                                            -----------------------------------

                                   SCHEDULE 1

                             Locations of Inventory


The Debtor's Inventory is kept at the following location:

         Gangi Canning Company
         901 Packers Street
         Atwater, CA  95301